Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that CAMPING WORLD HOLDINGS, INC., a Delaware corporation (the “Company”), and each of the undersigned directors of the Company, hereby constitutes and appoints Marcus A. Lemonis and Karin L. Bell, and each of them (with full power to each of them to act alone), his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and on his or her behalf in his or her name, place and stead, in any and all capacities to sign, execute, affix his or her seal thereto and file, or cause such actions to be taken with regards to, the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 under the Securities Exchange Act of 1934, as amended, including any amendment or amendments thereto, with all exhibits and any all documents required to be filed with respect thereto with any regulatory authority.

There is hereby granted to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, requisite and necessary to be done in respect of the foregoing as fully as he or she might or could do if personally present, thereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same instrument and any of the undersigned directors may execute this Power of Attorney by signing any such counterpart.

Signature	Title	Date

/s/ Stephen Adams	Director	February 23, 2021
Stephen Adams

/s/ Andris A. Baltins	Director	February 23, 2021
Andris A. Baltins

/s/ Brian P. Cassidy	Director	February 23, 2021
Brian P. Cassidy

/s/ Mary J. George	Director	February 23, 2021
Mary J. George

/s/ Michael W. Malone	Director	February 23, 2021
Michael W. Malone

/s/ Brent L. Moody	President, Camping World Holdings and Director	February 23, 2021
Brent L. Moody

/s/ K. Dillon Schickli	Director	February 23, 2021
K. Dillon Schickli